UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of New Source Energy GP, LLC (the “Company”), the general partner of New Source Energy Partners L.P. (the “Partnership”) previously adopted the New Source Energy Partners L.P. Long Term Incentive Plan (the “LTIP”). The LTIP is maintained to, among other things, attract, retain and motivate certain employees and directors of the Partnership, the Company and their affiliates (the “Company Entities”). On February 12, 2013, the Board, by unanimous written consent, approved two different forms of award agreement that will be used to grant restricted unit awards pursuant to the LTIP (each a “Restricted Unit Form”). The summary description of the two Restricted Unit Forms below is qualified in its entirety by reference to the Restricted Unit Form (Subordination Period Vesting) filed as Exhibit 10.1 to this Form 8-K, and the Restricted Unit Form (Time-Based Vesting) filed as Exhibit 10.2 to this Form 8-K.

Each Restricted Unit Form will set forth the number of restricted units each recipient may be entitled to receive, subject to certain forfeiture restrictions and the applicable vesting schedules. The Restricted Unit Form filed hereto as Exhibit 10.1 will subject the restricted units to a performance-based vesting schedule that is tied to the subordination period currently applicable to certain Partnership common units. The Restricted Unit Form filed hereto as Exhibit 10.2 will subject the restricted units to a time-based vesting schedule. Each Restricted Unit Form provides for the forfeiture of the award in the event that the participant is terminated for “cause,” which is generally defined as the participant’s (i) willful engagement in dishonesty, illegal or gross misconduct; (ii) the participant’s embezzlement, misappropriation or fraud; (ii) the participant’s conviction of, or guilty or nolo contendere plea to, a crime or felony; or (iv) the participant’s breach of fiduciary duties to the Company Entities. The vesting schedule in each Restricted Unit Form shall be accelerated in the event that the participant’s termination of services ends due to the participant’s death, or upon the occurrence of a Change of Control (as defined within the LTIP). In the event that the participant’s termination of services occurs for any other reason, the restricted units will be eligible to continue vesting, subject to the participant’s continued satisfaction of certain restrictive covenants contained within the participant’s award agreement.

The Partnership may issue certificates in the restricted unit recipient’s name at the time of grant that will be held by the Partnership until all restrictions have been lifted from the award, or the Partnership may evidence the grant of restricted units with a notation in the Partnership’s books. The restricted units will be granted with unit distribution rights, which means that in the event that the Partnership makes distributions with respect to its common units during the period of time that a restricted unit is outstanding, the holder of the restricted unit will receive a cash payment with respect to each restricted unit that is equal to the amount of the distribution that was made with respect to each common unit of the Partnership. If all restrictions imposed upon the restricted unit lapse, the award will be settled by an issuance of common units of the Partnership.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Unit Agreement (Subordination Period Vesting)

10.2	Form of Restricted Unit Agreement (Time-based Vesting)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

By: New Source Energy GP, LLC,
its general partner

Date: February 12, 2013	By: /s/ Kristian B. Kos

Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Unit Agreement (Subordination Period Vesting)

10.2	Form of Restricted Unit Agreement (Time-based Vesting)